QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.26

March 2, 2017

CONSENT OF EXPERT

United States Securities and Exchange Commission

Ladies and Gentlemen:

I, Arshya Qureshi, Professional Engineer, hereby consent to the use of and reference to my name, and the inclusion and incorporation by reference in the registration statement on Form F-10 of New Gold Inc. of the information reviewed and approved by me that is of a scientific or technical nature contained in the prospectus regarding capital costs at the Rainy River project set out under the heading "Use of Proceeds" and the Material Change Report of New Gold Inc. dated February 1, 2017 regarding capital costs at Rainy River set out under the heading "Projects Update — Rainy River — Capital Expenditures" and all other references to such information included or incorporated by reference in the registration statement on Form F-10 of New Gold Inc.

Yours truly,

/s/ ARSHYA QURESHI Arshya Qureshi Professional Engineer LQ Consulting and Management Inc.

QuickLinks

  Exhibit 5.26
CONSENT OF EXPERT